Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Third Quarter and Year-to-Date 2025 Results

Narrows Full-Year 2025 Financial Guidance Ranges for Sales, Adjusted EBITDA and Cash Flow

Returns $19 Million of Capital to Shareholders Year-To-Date

SUSSEX, WI, October 28, 2025 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a marketing experience company that solves complex marketing challenges for its clients, today reported results for the third quarter ended September 30, 2025.

Recent Highlights

•Realized Net Sales of $588 million in the third quarter of 2025 compared to $675 million in the third quarter of 2024, representing a 13% decline in Net Sales. Net Sales declined 7% when excluding the 6% impact of the February 28, 2025, divestiture of the Company’s European operations.
•Recognized Net Earnings of $10 million or $0.21 Diluted Earnings Per Share in the third quarter of 2025, compared to a Net Loss of $25 million or $0.52 Diluted Loss Per Share in 2024.
•Reported Adjusted EBITDA of $53 million in the third quarter of 2025 compared to $59 million in 2024.
•Achieved $0.31 Adjusted Diluted Earnings Per Share in the third quarter of 2025, increased 19% from $0.26 per share in 2024.
•Enhanced Quad’s proprietary Audience Builder platform with Snowflake’s natural language AI capabilities, enabling easier, faster, and more precise audience creation.
•Continued to build momentum for Quad’s In-Store Connect retail media network by demonstrating its effectiveness at driving increased brand and product sales.
•Returned $19 million of capital to shareholders year-to-date through $11 million of cash dividends and $8 million of share repurchases.
•Declared quarterly dividend of $0.075 per share.
•Updates Full-Year 2025 Financial Guidance:
◦Narrows Adjusted Annual Net Sales Change and reaffirms midpoint of a 4% decline, improved from a 9.7% Net Sales decline last year.
◦Narrows Adjusted EBITDA and Free Cash Flow guidance within original ranges.
◦Updates anticipated year-end Net Debt Leverage Ratio from approximately 1.5x to approximately 1.6x.

Joel Quadracci, Chairman, President and Chief Executive Officer of Quad, said: "Quad continues to sharpen our competitive edge as a marketing experience company by simplifying the complexities of omnichannel marketing. Through targeted investments in AI-powered tools and systems, data and audience intelligence services, and our In-Store Connect retail media network, combined with our creative marketing services and premier print platform, we are building differentiated strengths in the marketplace. These innovations not only enhance client outcomes but also position Quad to drive long-term diversified growth, continue to improve operational efficiencies, and deliver sustained value to shareholders.

“Marketers are increasingly relying on audience intelligence to drive ROI and Quad’s proprietary household-level data stack is a key differentiator—enhancing campaign performance by delivering the right message to the right audience across the right digital and physical channels. This quarter, we introduced natural language prompting capabilities to our Audience Builder platform, powered by Snowflake’s Cortex AI. The new generative AI chat feature makes it even easier and faster to gather insights, build precise audiences, and help our clients make meaningful connections with their customers, wherever they may be.

“We also continue to build momentum for our In-Store Connect retail media network among mid-market grocers and CPG brands seeking deeper engagement with high-value shopper audiences. Campaigns leveraging In-Store Connect have been shown to drive greater brand awareness and product sales—especially when promotional offers are included—as evidenced by results from 2025 campaigns, including Procter & Gamble, PepsiCo’s Rockstar Energy drink, and Nestlé USA’s DiGiorno frozen pizza. We look forward to building on this momentum, which includes the introduction of new digital signage formats for increased visibility and engagement.”

Added Tony Staniak, Chief Financial Officer of Quad: “We are narrowing our full-year 2025 Adjusted Annual Net Sales Change guidance and reaffirming a 4% decline at the midpoint, improved from the 9.7% Net Sales decline we reported for full-year 2024. Our Adjusted Annual Net Sales guidance represents meaningful progress toward achieving an inflection to Net Sales growth in 2028. We are also narrowing full-year Adjusted EBITDA and Free Cash Flow within our original guidance ranges. We continue to closely monitor uncertainties in the macroeconomic environment and will follow our disciplined approach to how we manage all aspects of our business, including treating all costs as variable, optimizing capacity utilization and maintaining strong labor management. This approach supports our balanced capital allocation strategy, resulting in $19 million of capital returned to shareholders year-to-date through $11 million of cash dividends and $8 million of share repurchases. Our next quarterly dividend is payable December 5, 2025, and we expect to remain opportunistic in terms of future share repurchases.”

Third Quarter 2025 Financial Results

•Net Sales were $588 million in the third quarter of 2025, a decrease of 13% compared to the same period in 2024. Excluding the 6% impact of the divestiture of the Company’s European operations, Net Sales declined 7%. The decline in Net Sales was primarily due to lower paper sales, lower print volumes, and lower logistics and agency solutions sales.

•Net Earnings were $10 million, or $0.21 Diluted Earnings Per Share, in the third quarter of 2025 compared to Net Loss of $25 million, or $0.52 Diluted Loss Per Share, in the third quarter of 2024. The improvement was primarily due to lower restructuring, impairment and transaction-related charges, lower selling, general and administrative expenses, lower depreciation and amortization, lower interest expense, and benefits from increased manufacturing productivity, partially offset by the impact from lower Net Sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations.

•Adjusted EBITDA was $53 million in the third quarter of 2025, compared to $59 million in the same period in 2024. The decrease was primarily due to the impact of lower Net Sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations, partially offset by lower selling, general and administrative expenses and benefits from improved manufacturing productivity.

•Adjusted Diluted Earnings Per Share was $0.31 in the third quarter of 2025, increased 19% from $0.26 in the third quarter of 2024.

Year-to-Date 2025 Financial Results

•Net Sales were $1.8 billion in the nine months ended September 30, 2025, a decrease of 9% compared to the same period in 2024. Excluding the 5% impact of the divestiture of the Company’s European operations, Net Sales declined 4%. The decline in Net Sales was primarily due to lower paper sales, lower print volumes, and lower logistics and agency solutions sales, including the loss of a large grocery client which annualized at the beginning of March 2025.

•Net Earnings were $16 million, or $0.32 Diluted Earnings Per Share, in the nine months ended September 30, 2025, compared to Net Loss of $56 million, or $1.17 Diluted Loss Per Share, in the same period in 2024. The improvement was primarily due to lower restructuring, impairment and transaction-related charges, lower depreciation and amortization, lower selling, general and administrative expenses, lower interest expense, and benefits from increased manufacturing productivity, partially offset by the impact from lower Net Sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations.

•Adjusted EBITDA was $141 million in the nine months ended September 30, 2025, compared to $161 million in the same period in 2024. The decrease was primarily due to the impact of lower Net Sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations, partially offset by lower selling, general and administrative expenses, and benefits from improved manufacturing productivity.

•Adjusted Diluted Earnings Per Share was $0.65 in the nine months ended September 30, 2025, increased 33% from $0.49 in the same period in 2024.

•Net Cash Used in Operating Activities was $50 million in the nine months ended September 30, 2025, compared to $46 million in the nine months ended September 30, 2024. Free Cash Flow was negative $87 million in the nine months ended September 30, 2025, compared to negative $92 million in the same period in 2024. The improvement in Free Cash Flow was primarily due to a $9 million decrease in capital expenditures, partially offset by a $4 million increase in Net Cash Used in Operating Activities. As a reminder, the Company historically generates most of its Free Cash Flow in the fourth quarter of the year and expects fourth quarter 2025 Free Cash Flow to be $137 million to $147 million.

•Net Debt was $465 million at September 30, 2025, compared to $350 million at December 31, 2024 and $490 million at September 30, 2024. Compared to December 31, 2024, Net Debt increased primarily due to seasonally negative $87 million of Free Cash Flow in the nine months ended September 30, 2025, $19 million return of capital to shareholders through share repurchases and dividends and a $16 million payment for the Enru co-mailing asset acquisition.

Dividend

Quad’s next quarterly dividend of $0.075 per share will be payable on December 5, 2025, to shareholders of record as of November 17, 2025.

Updated Full-Year 2025 Guidance

The Company updates its full-year 2025 financial guidance as follows:

Financial Metric	Original 2025 Guidance Range	Updated 2025 Guidance Range
Adjusted Annual Net Sales Change (1)	2% to 6% decline	3% to 5% decline
Full-Year Adjusted EBITDA	$180 million to $220 million	$190 million to $200 million
Free Cash Flow	$40 million to $60 million	$50 million to $60 million
Capital Expenditures	$65 million to $75 million	$50 million to $55 million
Year-End Net Debt Leverage Ratio (2)	Approximately 1.5x	Approximately 1.6x
(1) Adjusted Annual Net Sales Change excludes the 2025 Net Sales of $23 million and the 2024 Net Sales of $153 million from the Company’s European operations, divested on February 28, 2025.
(2) Net Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Conference Call and Webcast Information

Quad will hold a conference call at 8:30 a.m. ET on Wednesday, October 29, 2025, hosted by Joel Quadracci, Chairman, President and CEO of Quad, and Tony Staniak, Chief Financial Officer of Quad. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad’s website at http://www.quad.com/investor-relations. As part of the conference call, Quad will conduct a question-and-answer session.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10203085/fff19bb85f. Participants will be given a unique PIN to access the call on October 29. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

The replay will be available via webcast on the Investors section of Quad’s website.

About Quad

Quad (NYSE: QUAD) is a marketing experience, or MX, company that helps brands make direct consumer connections, from household to in-store to online. The company does this through its MX Solutions Suite, a comprehensive range of marketing and print services that seamlessly integrate creative, production and media solutions across online and offline channels. Supported by state-of-the-art technology and data-driven intelligence, Quad simplifies the complexities of marketing by removing friction wherever it occurs along the marketing journey. The company tailors its uniquely flexible, scalable and connected solutions to each client’s objectives, driving cost efficiencies, improving speed-to-market, strengthening marketing effectiveness and delivering value on client investments.

Quad employs approximately 11,000 people in 11 countries and serves approximately 2,100 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked among the largest agency companies in the U.S. by Ad Age, buoyed by its full-service media agency, Rise, and creative agency, Betty. Quad is also one of the largest commercial printers in North America, according to Printing Impressions.

For more information about Quad, including its commitment to operating responsibly, intentional innovation and values-driven culture, visit quad.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, capital expenditures, leverage, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company, including adapting marketing offerings and business processes as required by new markets and technologies, such as artificial intelligence; the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of increases in its operating costs, including the cost and availability of raw materials (such as paper, ink components and other materials), inventory, parts for equipment, labor, fuel and other energy costs and freight rates; the impact of changes in postal rates, service levels or regulations; the impact macroeconomic conditions, including inflation and elevated interest rates, as well as postal rate increases, tariffs, trade restrictions, cost pressures and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the impact negative publicity could have on our business and brand reputation; the failure to successfully identify, manage, complete, integrate and/or achieve the intended benefits of acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact of significant capital expenditures and investments that may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, to remain technologically and economically competitive, and to adapt to future changes, such as artificial intelligence; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; and the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization (EBITDA) and restructuring, impairment and transaction-related charges, net. EBITDA Margin and Adjusted EBITDA Margin are defined as either EBITDA or Adjusted EBITDA divided by Net Sales. Free Cash Flow is defined as net cash used in operating activities less purchases of property, plant and equipment. Net Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges, net, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows used in operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliations to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Investor Relations Contact
Don Pontes
Executive Director of Investor Relations
916-532-7074
dwpontes@quad.com

Media Contact
Claire Ho
Director of Corporate Communications
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2025	2024
Net sales	$588.0	$674.8
Cost of sales	454.1	527.6
Selling, general and administrative expenses	80.9	88.4
Depreciation and amortization	19.3	24.4
Restructuring, impairment and transaction-related charges, net	7.3	39.3
Total operating expenses	561.6	679.7
Operating income (loss)	26.4	(4.9)
Interest expense	12.8	17.0
Net pension expense (income)	0.4	(0.2)
Earnings (loss) before income taxes	13.2	(21.7)
Income tax expense	3.0	3.0
Net earnings (loss)	$10.2	$(24.7)

Earnings (loss) per share
Basic and diluted	$0.21	$(0.52)

Weighted average number of common shares outstanding
Basic	47.5	47.8
Diluted	49.7	47.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
Net sales	$1,789.3	$1,963.8
Cost of sales	1,402.2	1,542.8
Selling, general and administrative expenses	244.6	260.2
Depreciation and amortization	59.7	79.4
Restructuring, impairment and transaction-related charges, net	23.1	81.9
Total operating expenses	1,729.6	1,964.3
Operating income (loss)	59.7	(0.5)
Interest expense	38.4	49.4
Net pension expense (income)	1.1	(0.6)
Earnings (loss) before income taxes	20.2	(49.3)
Income tax expense	4.3	6.3
Net earnings (loss)	$15.9	$(55.6)

Earnings (loss) per share
Basic	$0.33	$(1.17)
Diluted	$0.32	$(1.17)

Weighted average number of common shares outstanding
Basic	47.7	47.6
Diluted	50.0	47.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2025 and December 31, 2024
(in millions)

	(UNAUDITED) September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$6.2	$29.2
Receivables, less allowances for credit losses	313.2	273.2
Inventories	177.2	162.4
Prepaid expenses and other current assets	32.8	69.5
Total current assets	529.4	534.3

Property, plant and equipment—net	479.1	499.7
Operating lease right-of-use assets—net	72.8	78.9
Goodwill	107.6	100.3
Other intangible assets—net	15.0	7.2
Other long-term assets	63.9	78.6
Total assets	$1,267.8	$1,299.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$292.5	$356.7
Other current liabilities	186.8	289.2
Short-term debt and current portion of long-term debt	36.6	28.0
Current portion of finance lease obligations	0.7	0.8
Current portion of operating lease obligations	22.9	24.0
Total current liabilities	539.5	698.7

Long-term debt	433.4	349.1
Finance lease obligations	0.7	1.3
Operating lease obligations	55.0	61.4
Deferred income taxes	4.6	3.2
Other long-term liabilities	137.9	135.4
Total liabilities	1,171.1	1,249.1

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	844.8	842.8
Treasury stock, at cost	(36.1)	(28.0)
Accumulated deficit	(630.5)	(635.1)
Accumulated other comprehensive loss	(82.9)	(131.2)
Total shareholders’ equity	96.7	49.9
Total liabilities and shareholders’ equity	$1,267.8	$1,299.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2025 and 2024
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net earnings (loss)	$15.9	$(55.6)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Depreciation and amortization	59.7	79.4
Impairment charges	5.1	65.9
Amortization of debt issuance costs and original issue discount	1.2	1.2
Stock-based compensation	5.1	5.9
Loss on the sale of a business	0.5	—
Gain on the sale of an investment	—	(4.1)
Gain on the sale or disposal of property, plant and equipment, net	(4.7)	(22.2)
Deferred income taxes	1.4	0.1
Changes in operating assets and liabilities - net of acquisitions and divestitures	(134.2)	(116.5)
Net cash used in operating activities	(50.0)	(45.9)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(36.5)	(45.7)
Cost investment in unconsolidated entities	(0.3)	(0.2)
Proceeds from the sale of property, plant and equipment	12.5	46.5
Proceeds from the sale of an investment	—	22.2
Acquisition of a business	(16.3)	—
Other investing activities	(2.7)	(0.9)
Net cash provided by (used in) investing activities	(43.3)	21.9

FINANCING ACTIVITIES
Payments of current and long-term debt	(19.6)	(137.0)
Payments of finance lease obligations	(0.9)	(2.1)
Borrowings on revolving credit facilities	953.8	1,113.3
Payments on revolving credit facilities	(862.8)	(1,034.0)
Proceeds from issuance of long-term debt	20.0	52.8
Purchases of treasury stock	(7.8)	—
Equity awards redeemed to pay employees’ tax obligations	(3.6)	(2.1)
Payment of cash dividends	(10.9)	(7.0)
Other financing activities	—	(0.2)
Net cash provided by (used in) financing activities	68.2	(16.3)

Effect of exchange rates on cash and cash equivalents	0.4	(0.1)
Net decrease in cash and cash equivalents, including cash classified as held for sale	(24.7)	(40.4)
Less: net decrease in cash classified as held for sale	(1.7)	—
Net decrease in cash and cash equivalents	(23.0)	(40.4)
Cash and cash equivalents at beginning of period	29.2	52.9
Cash and cash equivalents at end of period	$6.2	$12.5

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2025 and 2024
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges, Net (1)
Three months ended September 30, 2025
United States Print and Related Services	$544.8	$36.5	$6.6
International	43.2	2.5	0.3
Total operating segments	588.0	39.0	6.9
Corporate	—	(12.6)	0.4
Total	$588.0	$26.4	$7.3

Three months ended September 30, 2024
United States Print and Related Services	$579.1	$51.2	$(12.7)
International	95.7	(46.5)	51.9
Total operating segments	674.8	4.7	39.2
Corporate	—	(9.6)	0.1
Total	$674.8	$(4.9)	$39.3

Nine months ended September 30, 2025
United States Print and Related Services	$1,623.1	$91.0	$18.7
International	166.2	7.0	3.3
Total operating segments	1,789.3	98.0	22.0
Corporate	—	(38.3)	1.1
Total	$1,789.3	$59.7	$23.1

Nine months ended September 30, 2024
United States Print and Related Services	$1,702.3	$75.3	$28.2
International	261.5	(40.8)	53.5
Total operating segments	1,963.8	34.5	81.7
Corporate	—	(35.0)	0.2
Total	$1,963.8	$(0.5)	$81.9
______________________________
(1)Restructuring, impairment and transaction-related charges, net are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2025 and 2024
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2025	2024
Net earnings (loss)	$10.2	$(24.7)
Interest expense	12.8	17.0
Income tax expense	3.0	3.0
Depreciation and amortization	19.3	24.4
EBITDA (non-GAAP)	$45.3	$19.7
EBITDA Margin (non-GAAP)	7.7%	2.9%

Restructuring, impairment and transaction-related charges, net (1)	7.3	39.3
Adjusted EBITDA (non-GAAP)	$52.6	$59.0
Adjusted EBITDA Margin (non-GAAP)	8.9%	8.7%
______________________________
(1)Operating results for the three months ended September 30, 2025 and 2024, were affected by the following restructuring, impairment and transaction-related charges, net:

	Three Months Ended September 30,
	2025	2024
Employee termination charges (a)	$2.3	$2.2
Impairment charges (b)	0.6	52.2
Transaction-related charges (c)	0.4	0.9
Integration costs (d)	1.6	0.1
Other restructuring charges (income) (e)	2.4	(16.1)
Restructuring, impairment and transaction-related charges, net	$7.3	$39.3
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction and strategic divestiture activities, including $50.9 million related to the sale of the majority of the European operations to reduce the carrying value to fair value during the three months ended September 30, 2024, as well as charges for operating lease right-of-use assets.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges (income) primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $20.5 million gain on the sale of the Saratoga Springs, New York facility during the three months ended September 30, 2024.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2025 and 2024
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
Net earnings (loss)	$15.9	$(55.6)
Interest expense	38.4	49.4
Income tax expense	4.3	6.3
Depreciation and amortization	59.7	79.4
EBITDA (non-GAAP)	$118.3	$79.5
EBITDA Margin (non-GAAP)	6.6%	4.0%

Restructuring, impairment and transaction-related charges, net (1)	23.1	81.9
Adjusted EBITDA (non-GAAP)	$141.4	$161.4
Adjusted EBITDA Margin (non-GAAP)	7.9%	8.2%
______________________________
(1)Operating results for the nine months ended September 30, 2025 and 2024, were affected by the following restructuring, impairment and transaction-related charges, net:

	Nine Months Ended September 30,
	2025	2024
Employee termination charges (a)	$8.8	$19.1
Impairment charges (b)	5.1	65.9
Transaction-related charges (c)	3.4	1.8
Integration costs (d)	1.8	0.3
Other restructuring charges (income) (e)	4.0	(5.2)
Restructuring, impairment and transaction-related charges, net	$23.1	$81.9
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction and strategic divestiture activities, including $50.9 million related to the sale of the majority of the European operations to reduce the carrying value to fair value during the nine months ended September 30, 2024, as well as charges for operating lease right-of-use assets.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, including charges related to the sale of the European operations.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges (income) primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $4.3 million gain on the sale of the West Sacramento, California facility during the nine months ended September 30, 2025, and a $20.5 million gain on the sale of the Saratoga Springs, New York facility during the nine months ended September 30, 2024.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2025 and 2024
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(50.0)	$(45.9)

Less: purchases of property, plant and equipment	36.5	45.7

Free Cash Flow (non-GAAP)	$(86.5)	$(91.6)

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND NET DEBT LEVERAGE RATIO
As of September 30, 2025 and December 31, 2024
(in millions, except ratio)

	(UNAUDITED) September 30, 2025		December 31, 2024
Total debt and finance lease obligations on the condensed consolidated balance sheets	$471.4		$379.2
Less: Cash and cash equivalents	6.2		29.2
Net Debt (non-GAAP)	$465.2		$350.0

Divided by: trailing twelve months Adjusted EBITDA (non-GAAP) (1)	$204.0		$224.0

Net Debt Leverage Ratio (non-GAAP)	2.28	x	1.56	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2025, and December 31, 2024, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2024(a)	(UNAUDITED) September 30, 2025	(UNAUDITED) September 30, 2024	(UNAUDITED) September 30, 2025
Net earnings (loss)	$(50.9)	$15.9	$(55.6)	$20.6
Interest expense	64.5	38.4	49.4	53.5
Income tax expense	6.4	4.3	6.3	4.4
Depreciation and amortization	102.5	59.7	79.4	82.8
EBITDA (non-GAAP)	$122.5	$118.3	$79.5	$161.3
Restructuring, impairment and transaction-related charges, net	101.5	23.1	81.9	42.7
Adjusted EBITDA (non-GAAP)	$224.0	$141.4	$161.4	$204.0
______________________________
(a)Financial information for the year ended December 31, 2024, is included as reported in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 21, 2025.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended September 30, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2025	2024
Earnings (loss) before income taxes	$13.2	$(21.7)

Restructuring, impairment and transaction-related charges, net	7.3	39.3
Adjusted net earnings, before income taxes (non-GAAP)	20.5	17.6

Income tax expense at 25% normalized tax rate	5.1	4.4
Adjusted net earnings (non-GAAP)	$15.4	$13.2

Basic weighted average number of common shares outstanding	47.5	47.8
Plus: effect of dilutive equity incentive instruments (1)	2.2	2.7
Diluted weighted average number of common shares outstanding (1)	49.7	50.5

Adjusted diluted earnings per share (non-GAAP) (2)	$0.31	$0.26

Diluted earnings (loss) per share (GAAP)	$0.21	$(0.52)
Restructuring, impairment and transaction-related charges, net per share	0.14	0.78
Income tax expense from condensed consolidated statement of operations per share	0.06	0.06
Income tax expense at 25% normalized tax rate per share	(0.10)	(0.09)
Effect of dilutive equity incentive instruments	—	0.03
Adjusted diluted earnings per share (non-GAAP) (2)	$0.31	$0.26
______________________________
(1)Effect of dilutive equity incentive instruments and diluted weighted average number of common shares outstanding for the three months ended September 30, 2024 are non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Nine Months Ended September 30, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
Earnings (loss) before income taxes	$20.2	$(49.3)

Restructuring, impairment and transaction-related charges, net	23.1	81.9
Adjusted net earnings, before income taxes (non-GAAP)	43.3	32.6

Income tax expense at 25% normalized tax rate	10.8	8.2
Adjusted net earnings (non-GAAP)	$32.5	$24.4

Basic weighted average number of common shares outstanding	47.7	47.6
Plus: effect of dilutive equity incentive instruments (1)	2.3	2.5
Diluted weighted average number of common shares outstanding (1)	50.0	50.1

Adjusted diluted earnings per share (non-GAAP) (2)	$0.65	$0.49

Diluted earnings (loss) per share (GAAP)	$0.32	$(1.17)
Restructuring, impairment and transaction-related charges, net per share	0.46	1.63
Income tax expense from condensed consolidated statement of operations per share	0.09	0.13
Income tax expense at 25% normalized tax rate per share	(0.22)	(0.16)
Effect of dilutive equity incentive instruments	—	0.06
Adjusted diluted earnings per share (non-GAAP) (2)	$0.65	$0.49
______________________________
(1)Effect of dilutive equity incentive instruments and diluted weighted average number of common shares outstanding for the nine months ended September 30, 2024 are non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.